                                                                EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2001


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF
THE PARTNERSHIP AGREEMENT


1. Statement of Cash Available for Distribution for the three months ended June 30, 2001:

          Net Loss                                                                                  $         (9,000)
          Add:      Equity in income of Local Limited Partnership                                            (18,000)
                    Cash from reserves                                                                         27,000
                                                                                                    ------------------

          Cash Available for Distribution                                                           $        -
                                                                                                    ==================

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2001:


                   Entity Receiving                                  Form of
                     Compensation                                  Compensation                          Amount
          ------------------------------------        ---------------------------------------       -----------------

                         None






















                                    12 of 12